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                                   EXHIBIT 5.1

                                            April 30, 2003

CECO Environmental Corp.
505 University Avenue
Suite 1400
Toronto, Ontario M5G 1X3
Canada

                RE: CECO Environmental Corp. (the "Corporation")

Ladies and Gentlemen:

        We have examined the Post Effective Amendment on Form S-3 to Form S-1/A Registration Statement filed by you with the Securities and Exchange Commission, File No. 333-85146 (as such may be further amended or supplemented, the "Registration Statement") in connection with the registration under the Securities Act of 1933, as amended, of up to 2,074,002 shares of the Corporation's Common Stock, par value $0.01 per share (the "Shares"). All capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Registration Statement.

        As your legal counsel, we have examined the proceedings taken, and are familiar with the proceedings proposed to be taken, by the Selling Shareholders in connection with their sale of Shares. We also have examined the Corporation's Articles of Incorporation, as amended to date, the Corporation's Bylaws, as amended to date, and minutes and resolutions of the Corporation's Board of Directors and shareholders. We have also examined such other documents, certificates, instruments and corporate records, and such statutes, decisions and questions of law as we have deemed necessary or appropriate for the purpose of this opinion.

        We are qualified to practice law in the state of Illinois, and the opinions herein are limited to the laws of the State of Illinois and the Federal laws of the United States of America, and the corporate law of the State of Delaware, but assume without investigation compliance with all other such laws. We do not express any opinion concerning any law of any other jurisdiction or the local law of any jurisdiction.

        Based upon the foregoing, we are of the opinion that the Shares to be sold by the Selling Shareholders to the public, will be legally issued, fully paid and non-assessable when sold in the manner described in the Registration Statement.

        We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement, including the Prospectus constituting a part thereof, and any amendments thereto.
                                            Very truly yours,

                                            SUGAR, FRIEDBERG & FELSENTHAL

                                            Leslie J. Weiss